UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
On December 23, 2009, Western Alliance Bancorporation (the “Company”) and Miller/Russell & Associates, Inc., a wholly-owned subsidiary of the Company (“Miller/Russell”) that provides investment advisory and wealth management services, entered into an agreement and plan of merger with Miller/Russell Management LLC (“Management”) and Miller/Russell Acquisition LLC pursuant to which the Company has agreed to sell a 75% interest in Miller/Russell to certain members of the Miller/Russell management team in exchange for approximately $2.7 million. The purchase price includes $600,000 in cash and proceeds from a $2.1 million secured term loan extended by Alliance Bank of Arizona, a wholly-owned subsidiary of the Company, to Management. Closing, which is subject to customary conditions, is expected to occur on or before December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: December 29, 2009	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer